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EXHIBIT 32.02

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER

                  I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as managing operator of The Campbell Fund Trust, certify that (i) the Form 10Q for the quarter ended June 30, 2003 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

                                 THE CAMPBELL FUND TRUST


                                 By: Campbell & Company, Inc., managing operator


                                 By: /s/ Theresa D. Becks
                                     -----------------------------
                                     Theresa D. Becks
                                     Chief Financial Officer
                                     August 14, 2003



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